United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
February 16, 2022
Fidelity National Financial, Inc.
(Exact name of Registrant as Specified in its Charter)
001-32630
(Commission File Number)

Delaware	16-1725106
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-8100
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
FNF Common Stock, $0.0001 par value	FNF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As previously announced on January 5, 2022, the Board of Directors of Fidelity National Financial, Inc. (the “Company”) adopted a resolution to appoint Michael J. Nolan to the role of Chief Executive Officer of the Company and to appoint Raymond R. Quirk to the position of Executive Vice-Chairman on the Company's Board of Directors. Both appointments are effective as of February 1, 2022 ("the Effective Date").

In connection with Mr. Nolan's role of Chief Executive Officer of the Company, Mr. Nolan entered into a three-year Amended and Restated Employment Agreement with the Company on February 16, 2022 ("the Chief Executive Officer Employment Agreement"), effective February 1, 2022 with a provision for automatic annual extensions beginning on the first anniversary of the Effective Date and continuing thereafter unless either party provides timely notice that the term should not be extended. Pursuant to the terms of the Chief Executive Officer Employment Agreement, Mr. Nolan's minimum annual base salary is $900,000, with an annual incentive target of 150% of his annual base salary, with amounts payable depending on performance relative to targeted results. Mr. Nolan and his eligible dependents are entitled and shall be eligible to medical and other insurance coverage we provide to our other top executives as a group. Mr. Nolan is also eligible to receive equity grants under our equity incentive plans, as determined by our compensation committee.

In connection with Mr. Quirk's position of Executive Vice-Chairman on the Company's Board of Directors, Mr. Quirk entered into a three-year Amended and Restated Employment Agreement with the Company on February 16, 2022 ("the Executive Vice-Chairman Employment Agreement"), effective February 1, 2022 with a provision for automatic annual extensions beginning on the first anniversary of the Effective Date and continuing thereafter unless either party provides timely notice that the term should not be extended. Pursuant to the terms of the Executive Vice-Chairman Employment Agreement, Mr. Quirk's minimum annual base salary is $750,000, with an annual incentive target of 150% of his annual base salary, with amounts payable depending on performance relative to targeted results. Mr. Quirk and his eligible dependents are entitled and shall be eligible to medical and other insurance coverage we provide to our other top executives as a group. Mr. Quirk is also eligible to receive equity grants under our equity incentive plans, as determined by our compensation committee.

The foregoing description of the Chief Executive Officer Employment Agreement and the Executive Vice-Chairman Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Chief Executive Officer Employment Agreement and the Executive Vice-Chairman Employment Agreement, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference in their entirety.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Amendment effective February 1, 2022 to Amended and Restated Employment Agreement between Fidelity National Financial, Inc. and Michael Nolan, effective as of March 2, 2016
10.2	Amendment effective February 1, 2022 to Amended and Restated Employment Agreement between Fidelity National Financial, Inc. and Raymond R. Quirk, effective as of October 10, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity National Financial, Inc.
Date:	February 17, 2022	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel and Corporate Secretary